EXHIBIT 21.1

HOLLYFRONTIER CORPORATION
SUBSIDIARIES OF REGISTRANT

State or Country of Incorporation
Name of Entity        or Organization
7037619 Canada Inc.        Canada
9952110 Canada Inc.        Canada
Black Eagle LLC        Delaware
Cheyenne Logistics LLC (3)    Delaware
Cheyenne Pipeline LLC (joint venture) (3)    Texas
El Dorado Logistics LLC (3)    Delaware
El Dorado Operating LLC    (3)    Delaware
El Dorado Osage LLC        Delaware
El Paso Operating LLC        Delaware
Eagle Consolidation LLC        Delaware
Ethanol Management Company LLC    Delaware
Frontier Aspen LLC (joint venture) (3)    Delaware
Frontier Pipeline LLC        Delaware
Frontier Refining & Marketing LLC    Delaware
HEP Casper SLC LLC (3)        Delaware
HEP Cheyenne LLC (3)        Delaware
HEP El Dorado LLC (3)        Delaware
HEP Fin-Tex/Trust-River, L.P. (3)    Texas
HEP Logistics GP, L.L.C (3)    Delaware
HEP Logistics Holdings, L.P.    Delaware
HEP Mountain Home, L.L.C. (3)    Delaware
HEP Navajo Southern, L.P. (3)    Delaware
HEP Pipeline Assets, Limited Partnership (3)    Delaware
HEP Pipeline GP, L.L.C. (3)    Delaware
HEP Pipeline, L.L.C. (3)        Delaware
HEP Refining Assets, L.P. (3)    Delaware
HEP Refining GP, L.L.C. (3)    Delaware
HEP Refining, L.L.C. (3)        Delaware
HEP SLC, LLC (3)        Delaware
HEP Tulsa LLC (3)        Delaware
HEP UNEV Holdings LLC (3)    Delaware
HEP UNEV Pipeline LLC     (3)    Delaware
HEP Woods Cross, L.L.C. (3)    Delaware
Holly Biofuels LLC        Delaware
Holly Energy Finance Corp. (3)    Delaware
Holly Energy Partners, L.P. (2), (3)    Delaware
Holly Energy Partners – Operating, L.P. (2), (3)    Delaware
Holly Energy Storage – Lovington LLC (3)    Delaware
Holly Logistics Limited LLC    Delaware
Holly Logistic Services, L.L.C.    Delaware
Holly Petroleum, Inc.        Delaware
Holly Realty, LLC        Delaware
Holly Refining Communications, Inc.    Delaware
HollyFrontier Asphalt Company LLC    Delaware
HollyFrontier Cheyenne Refining LLC    Delaware
HollyFrontier Cyprus Limited    Cyprus
HollyFrontier El Dorado Refining LLC    Delaware
HollyFrontier Holdings LLC    Delaware
HollyFrontier Luxembourg Holding Company    Luxembourg
HollyFrontier Navajo Refining LLC    Delaware
HollyFrontier Netherlands B.V.    Netherlands
HollyFrontier Payroll Services, Inc.    Delaware
HollyFrontier Refining & Marketing LLC    Delaware
HollyFrontier Services LLC    Delaware
HollyFrontier Transportation LLC    Delaware
HollyFrontier Tulsa Refining LLC    Delaware
HollyFrontier Woods Cross Refining LLC    Delaware
Hollymarks, LLC        Delaware
HRM Realty, LLC        Delaware
Jia Shi Lubricants Trading (Shanghai) Co. Ltd.    China
Lea Refining Company        Delaware
Lovington-Artesia, L.L.C. (3)    Delaware
Navajo Holdings, Inc.        New Mexico
Navajo Pipeline Co., L.P. (1)    Delaware
Navajo Pipeline GP, L.L.C.    Delaware
Navajo Pipeline LP, L.L.C.    Delaware
Osage Pipe Line Company, LLC (joint venture) (3)    Delaware
Petro-Canada America Lubricants Inc.    Delaware
Petro-Canada Asia Pacific Holding Co. Ltd.    Canada
Petro-Canada Europe Lubricants Limited    U.K.

Petro-Canada Lubricants Inc.    Canada
Roadrunner Pipeline, L.L.C. (3)    Delaware
Sabine Biofuels II, LLC (joint venture) (3)    Delaware
SLC Pipeline LLC (joint venture) (3)    Delaware
UNEV Pipeline, LLC (joint venture) (3)    Delaware
Wainoco Oil and Gas Company    Delaware
Wainoco Resources, Inc.        Delaware
Whispering Eagle LLC (joint venture)    Delaware
Whispering Eagle Holdings LLC    Delaware
Woods Cross Operating LLC (3)    Delaware

(1)	Navajo Pipeline Co., L.P. also does business as Navajo Pipeline Co.

(2)	Holly Energy Partners, L.P. and Holly Energy Partners – Operating, L.P. also do business as Holly Energy Partners.

(3)	Represents a subsidiary of Holly Energy Partners, L.P. We have presented these entities in our list of subsidiaries as a result of our reconsolidation of Holly Energy Partners, L.P. on March 1, 2008.